LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this 1st day of January 2008, by and between BOYER IOMEGA II, A UTAH LIMITED LIABILITY COMPANY, BY ITS MANAGING PARTNER THE BOYER COMPANY, L. C., (the "Landlord"), and IOMEGA CORPORATION (the "Tenant").

For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I.           PREMISES

1.1            Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

(a) That certain office building (the "Building") located at the Executive Business Park, Roy, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of 51,924 gross rentable square feet (comprising 46,891 sq. ft. on the first floor and 5,032 sq. ft. on the second floor)  (the "Leased Premises") as shown on Exhibit "B" which is attached hereto and by this reference incorporated herein.

(b) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

The non-exclusive right to use those areas designated and suitable for vehicular parking

1.2 Work of Improvement. The obligation of Landlord to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy shall be in accordance with plans and specifications prepared by architect and approved by Tenant.

                 1.3            Intentionally Deleted.

 1.4 Changes to Building. Following the Rental Commencement Date of this Lease Agreement, Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or the Property required by reason of health, safety or governmental regulation. Tenant shall not, in such event, claim or be allowed any damages for injury or inconvenience occasioned thereby (absent negligence, illegality, or willful misconduct by Landlord) and shall not be entitled to terminate this Lease unless such work materially affects Tenant's use of the Leased Premises. Provided, however, that in the event that such alterations, changes or additions create undue interference with the Tenant's operations, Landlord agrees to give Tenant adequate written notice of such work, and agrees to provide Tenant with alternate, temporary space suitable for the maintenance of its operations.

II. TERM

2.1 Length of Term. The term of this Lease (the "Primary Term"), shall be for a period of six (6) years commencing on the Rental Commencement Date (as defined below). Tenant shall have two (2)- successive options to renew this Lease for a five (5) year renewal term (the "Renewal Term") for each option on the same terms provided in this Lease; provided, however, that the rental rate for each Renewal Term shall be the fair market rental value of the Leased Premises as of the beginning of the Renewal Term. If the parties cannot agree upon such fair market value, then each party shall designate a real estate appraiser with experience in commercial rental properties. If the two appraisers cannot agree upon a fair market value, then they shall designate a third appraiser, and each appraiser shall provide a good faith determination of the fair market rental value. The highest and lowest appraised value shall be discarded and the fair market value shall be the remaining appraisal. Each party shall pay its own appraiser, and the fees of the third appraiser shall be divided equally between the parties. Each option to renew shall be exercised by Tenant giving written notice to Landlord of its exercise of the option to renew at least six (6) months prior to the expiration of the Primary Term or the next preceding Renewal Term.

2.2 Rental Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on January 1, 2008, following Tenant's receipt from Landlord of the Certificate of Occupancy (the "Rental Commencement Date").

2.3 Acknowledgment of Rental Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the Rental Commencement Date in the form attached hereto as Exhibit "D".

III. RENTAL PAYMENTS

3.1 Annual Rental. Tenant agrees to pay to Landlord as annual rental payments (the "Annual Rental") at such place as Landlord may designate, without prior demand therefore, Five Hundred and Seventy-One Thousand One Hundred and Sixty-Four and no/100 Dollars ($571,164.00).

To the extent that Tenant already paid, prior to the execution of this Lease, sums greater than the rent called for hereunder (hence, sums greater than $47,597 per month for the rental dates starting on January 1, 2008 forward) excluding non-rental expenses, Landlord agrees to remit to Tenant the amount of this overpayment for 2008 by wire transfer within 14 days of the execution of this Lease.

The aforementioned Annual Rental shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. In the event the Rental Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Rental Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

3.2 Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Annual Rent.

IV. ADDITIONAL RENT

It is the intent of both parties that the Annual Rental herein specified shall be absolutely net to the Landlord throughout the term of this Lease and that all necessary and reasonable costs, expenses and obligations relating to the Leased Premises that arise or become due during the term of this Lease shall be paid by Tenant, except as provided below. Notwithstanding the foregoing, Tenant shall not be responsible to Landlord for (a) any "overhead" of Landlord or "similar indirect expenses" relating to the operation of the Leased Premises or the Building, or (b) any costs, expenses or obligations specifically assumed by Landlord under this Lease, including, without limitation, costs incurred in connection with the construction of the Building and the maintenance of its structural components, or (c) any Specifically Excluded Costs, as defined below.

For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

(a)           "Basic Costs" shall mean all actual costs and expenses incurred by   Landlord in connection with the operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease (or under similar leases with other tenants).  In explanation of the foregoing, and not in limitation thereof, Basic Costs shall include:  all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, trash removal, common area utilities, cost of equipment or devices used to conserve or monitor energy consumption, supplies, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. The foregoing notwithstanding, Basic Costs shall not include depreciation on the Building and Improvements; amounts paid toward principal or interest of loans of Landlord; nor "Direct Costs" as defined in Section 4.1(b) below.

(b)           "Direct Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of tenants' premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees, which property management fees shall be equal to a percentage of the sum of Tenant's Basic Annual Rent and Estimated Costs, including electricity charges if separately metered and parking charges if applicable, which percentage shall not exceed three percent (3%).  Tenant shall pay its share of Direct Costs of the Building.  The amount of Tenant's Direct Costs shall be obtained by multiplying the expenses in question by a fraction, the numerator of which shall be the gross rentable square footage of the Tenant’s premises, and the denominator of which shall be the gross rentable square feet of the Building during any given year in which the Direct Costs are then being calculated.

Landlord shall cause meters to be installed to measure actual electrical and ventilation/air conditioning usage by Tenant.  If such meters are installed, Tenant shall pay Landlord monthly, as additional rent, the estimated costs of such metered electrical and ventilation/air conditioning usage.  At least annually, Landlord shall reconcile the estimated costs of these metered services and shall show the actual costs and shall apply any appropriate credits or debits from the previous year's actual usage.   All such billings will be computed at the actual kilowatt hourly rate billed to the Landlord by the public utility companies for each respective period, including taxes.  The costs of ventilation/air conditioning usage by Tenant shall be equitably apportioned among all building tenants according to usage.  Tenant shall promptly pay to Landlord the amount due on each monthly billing received for and throughout the term of the Lease.

(c)           "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs, excluding the costs of electricity and ventilation/air conditioning provided to Tenant's Leased Premises, if separately metered.  The Estimated Costs for the calendar year in which the Lease commences are $364,973 including the costs of electricity and ventilation/air conditioning to the Tenant's Leased Premises, and are not included in the Basic Annual Rent.  If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant's Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

(d)           "Tenant's Proportionate Share of Basic Costs" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (51,924), the denominator of which is the gross rentable square footage of the Building (90,000).  In this Lease, Tenant's pro-rata share initially is 57.69%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises and/or the Building.

                (e)           “Specifically Excluded Costs” shall mean:

(i)           Any depreciation on the Premises or the Building;

(ii)           Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or any other lease relating to the Building or Premises;

(iii)           All principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease related to the Building, unless such costs are directly attributable to a Tenant's breach or default under this Lease;

(iv)           Advertising and promotional expenditures, including charitable contributions;

(v)           Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Building or Premises or due to Landlord’s gross negligence or willful misconduct;

(vi)           Costs of acquisition of sculpture, paintings, or other objects of art;

(vii)           Wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of building manager;

(viii)          Real estate brokers’ leasing commissions;

(ix)           Tenant improvements or alterations to tenant spaces;

(x)           The cost of providing any service directly to and paid directly by any tenant;

(xi)           All management or similar fees other than the 3% Management Fee agreed to by Tenant;

(xii)           Costs associated with:

(A)           Operation of the business of the ownership of the Building or the Premises or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit or disputes with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building; and disputes between Landlord and Landlord’s property manager;

(B)           Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the Management Fees;

(xiii)                      Costs of:

(A)           Initial construction of the Building;

(B)           Reconstruction or repair of the Building; or

(C)           Modification, alteration, or repair of any portion of the Building due to faulty initial construction;

(xiv)                      Expenses incurred by Landlord for use of any portion of the Building to accommodate special events such as shows, promotions, filming, displays, photography, private events or parties, ceremonies, and advertising.

(xv)           Capital improvement or capital replacement related to the Building (“Capital Costs”), including Costs incurred by Landlord that are considered to be capital improvements or capital replacements under generally accepted accounting practices (GAAP); and

(xvi)                      All Project Operating Expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings rather than the Building.

(xvii)                      Legal, accounting, audit, verification and other consulting fees relating to the ownership, as opposed to the operation, of the Building.

(xviii)                      Fees or costs paid to affiliates or parties related to Landlord to the extent such fees and costs are in excess of the fees and costs which would have been paid to unrelated parties for similar services or products;

(xix)                      Expenditures to comply with Americans with Disabilities Act in effect or adopted prior to the Term Commencement Date and expenditures relating to the remediation of Hazardous Materials in or about the Building as of the Rental Commencement Date, including costs of reporting, and/or monitoring; and

(f) Landlord provided a cost estimate to Iomega on March 24, 2008 titled, “Iomega II Operating Costs,” showing total estimated expenses payable by Iomega for this Lease as $337,706.72 (plus $27,266 in annual management fees).  Landlord represents that such estimate is non-binding and may vary from actual expenses to be incurred by Tenant, but Landlord represents that the March 24, 2008 estimate is Landlord’s best good faith estimate of total reasonably foreseeable and likely expenses chargeable to Tenant, following a reasonable investigation.

(g)  It is expressly understood that repairing and maintaining equipment and machinery used exclusively by Tenant shall be the sole responsibility and cost to Tenant.  Such equipment and machinery shall include but not be limited to equipment used by Tenant for Information Technology and Research and Development such as, cascade environmental chambers, RUPS and Generator equipment and associated switch gear.  Such costs to repair and maintain equipment unique to the conduct of Tenant’s business shall be paid directly by Tenant and shall not be considered as Basic and/or Direct costs.

4.2           Report of Basic Costs and Statement of Estimated Costs.

(a)           Within the first 90 days after the expiration of each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant a written statement of the Tenant's Proportionate Share of Basic Costs and the Tenant's Direct Costs occurring during the previous calendar year.  The written statement shall specify the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs exceeds or is less than the amounts paid by Tenant during the previous calendar year pursuant to Section 4.3(b) below.

(b)           Prior to the start of each calendar year, Landlord shall furnish Tenant a written statement of the Estimated Costs for the upcoming calendar year.

4.3           Payment of Additional Rent.  Tenant shall pay as additional rent ("Additional Rent") Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs.  The Additional Rent shall be paid as follows:

(a)           With each monthly payment of Basic Annual Rent due pursuant to Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs as defined in Section 4.1(c).

(b)           Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to Landlord the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs, as specified in such written statements, exceed the aggregate of Estimated Costs actually paid by Tenant for the year at issue.  Payments by Tenant shall be made pursuant to this Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

(c)           If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to Section 4.3(a) above for any year exceeded Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs for the same year, Landlord, at its election, shall either (i) promptly pay the amount of such excess to Tenant, or (ii) apply such excess against the next installment of Basic Annual Rental or Additional Rent due hereunder.

4.4           Resolution of Disagreement.  Every statement given by Landlord pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect.  If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of such statement.  Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within 45 days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement, and such payment shall be without prejudice to Tenant's position.  If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement.  Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying operating expenses incurred by Landlord.

4.5           Limitations.  Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V. USE

5.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office and Research and Development purposes or for any lawful purposes.

5.2 Prohibition of Certain Activities or Uses. The Tenant and Landlord shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

(a) Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

(b) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted or promulgated in the future, known or unknown, foreseen or unforeseen).

(c)            Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

5.3 Affirmative Obligations with Respect to Use. Tenant and Landlord will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

5.4 Suitability. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within one hundred twenty (120) days after the Rental Commencement Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory condition.

5.5 Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceed Building allowances.

VI. UTILITIES AND SERVICE

6.1 Obligation of Landlord. During the term of this Lease the Landlord agrees to cause to be furnished to the Leased Premises the following utilities and services, the cost and expense of which shall be included in Basic and/or Direct Costs:

(a) Electricity, water, gas and sewer service.

(b) Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises.

(c) Heat and air-conditioning to such extent and to such levels as is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency.  Landlord’s responsibility includes the repair and maintenance of 1 Rite hot water boiler, 2 TACO circulating pumps, 2 Trane package DX units, 4 Trane split HVAC systems, and 150 gal domestic water heater and all other heat and air conditioning equipment used to maintain the building to industry standards.

(d)           Janitorial service.

(e)           Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Weber County, Utah.
(f)Snow removal service.
(g)           Landscaping and groundskeeping service.

(h)            Elevator Service
(i)           Property Taxes assessed against the Leased Premises.

It is expressly agreed and understood that Tenant will make no alternations, additions or betterment to, or installations upon the Leased Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

6.2 Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 6.1 above.

6.3 Limitation on Landlord's Liability. Following the Rental Commencement Date of this Lease Agreement, Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services unless such failure to furnish is caused by the gross negligence or willful misconduct of Landlord.

VII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

7.1 Maintenance and Repairs by Landlord. Landlord, at Landlord's sole cost and expense, shall maintain in good, first-class order, condition and repair the structural components of the Leased Premises, including without limitation roof, exterior walls and foundations for the term of the Lease following the warranty period under any construction warranties. Landlord, at Landlord's sole cost and expense, shall perform maintenance and repair specified in this paragraph during the warranty period under any construction warranties.

7.2 Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase, and shall maintain all building equipment and fixtures in accordance with generally accepted maintenance standards, which standards shall be approved by Landlord. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.  Tenant is free to use its tenant improvement allowance to cover any of these items.  Tenant shall have no liability or responsibility for ordinary wear and tear.

7.3 Alterations. Tenant shall not make or cause to be made any structural alterations, additions or improvements to the Building, without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Notwithstanding anything contained in this Paragraph to the contrary, Tenant shall be allowed to make non-structural improvements in the Leased Premises up to a cost of Ten Thousand and no/l00 Dollars ($10,000.00) without Landlord's approval. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. Tenant may make non-structural improvements, alterations, or additions to the Leased Premises without Landlord approval at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof.

 7.4 Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. In the event that Landlord must make unavoidable repairs, Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. Provided, however, that in the event that such repairs create undue interference with Tenant's operations, Landlord agrees to give Tenant adequate written notice of such work, and agrees to provide the Tenant with alternate, temporary space suitable for the maintenance of its operations. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.

VIII. ASSIGNMENT

8.1 Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, or a partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership (except for transfers to Tenant's affiliates or to family members of existing shareholders of Tenant) in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section.

8.2 Consent Required. Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder, if such assignment or subletting is not revoked by Tenant within thirty (30) days after written demand by Landlord. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

8.3 Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including the obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent.

IX. INDEMNITY

 9.1 Mutual Indemnification. Each of Tenant and Landlord shall indemnify the other and save each other harmless from and against any and all suits, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of the indemnifying party, its agents, contractors, employees, servants, invitees, licensees or concessionaires. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

9.2           Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or of defects therein or in any fixtures or equipment.

X. INSURANCE

10.1 Fire and "All Risk" Insurance. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense, fire and "All Risk" (including vandalism and malicious mischief) insurance equal to the replacement cost of "Tenant's fixtures, furnishings, equipment, and contents upon the Leased Premises, and all improvements made by Tenant to the Leased Premises, and the Building (excluding fixtures, furnishings, equipment, and contents belonging to tenants other than Landlord and all improvements or additions made by tenants other than Landlord). Landlord shall be named as an additional insured on all such policies.

10.2 Property Coverage. Landlord shall obtain and maintain in force "All Risk" insurance, including vandalism and malicious mischief, required to cover any loss or destruction that the Leased Premises herein may experience during the Lease period and any extension thereof, and including, at Landlord's discretion, flood and earthquake coverage if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rents. Landlord shall submit to Tenant copies of all the proposed policies for Tenant to review. Landlord and Tenant shall jointly agree on the coverage to be purchased on the Leased Premises and Landlord's personal property, which coverage shall be reasonably satisfactory to Landlord's lender. Tenant shall pay Landlord, as a separate consideration, all reasonable costs to purchase the insurance called for in this paragraph on the Leased Premises.

11
10.3 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and Building, with a combined single limit for personal or bodily injury and property damage of not less than $1,000,000.00. The policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insureds, and shall contain a clause that the insurer will not cancel or materially change the insurance pertaining to the Leased Premises without first giving Landlord ten (10) days written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part IX.

10.4 Waiver of Subrogation. Tenant and Landlord each waives its right of subrogation against each other for any reason whatsoever with respect to claims that are covered by and paid for through any policies of insurance maintained by either Landlord or Tenant..

10.5 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

XI. DESTRUCTION

If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises, and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or (b) the Leased Premises should in whole or in part during the last six (6) months of the term or of any renewal hereof, or (c) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following Landlord's giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XII. CONDEMNATION

12.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

12.2 Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for Tenant's operations, then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for Tenant's operations, then this Lease shall continue in effect except that the Annual Rental and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

12.3 Landlord's or Tenant's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord or Tenant may, by written notice to the other party, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

12.4 Award. Tenant shall be entitled to any condemnation award for any taking, whether whole or partial, to the extent such award is specifically given for diminution in value of Tenant's Leasehold or cost to relocate.  Tenant shall also be entitled to such other amounts as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

12.5 Definition. As used in this Part XII the term "condemnation proceeding" means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIII. LANDLORD'S RIGHTS TO CURE

13.1 General Right. In the event of breach, default, or noncompliance hereunder by Landlord, following the Rental Commencement Date of this Lease Agreement, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XIV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), if within such thirty (30) day period Landlord has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default or noncompliance involved, Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

13.2 Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord; provided, however, that Tenant may contest the amount or validity of any such lien in good faith so long as Tenant ensures that the lien is satisfied or released prior to any final foreclosure sale thereof.

XIV. FINANCING; SUBORDINATION

14.1 Subordination. Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord and Tenant, whereby Tenant subordinates its interest under this Lease and in the Leased Premises to such of the following encumbrances as may be specified by Landlord: Any mortgage or trust deed and customary related instruments are herein collectively referred to merely as a "Mortgage" and securing a loan obtained by Landlord or its successors or assigns for the purpose of enabling acquisition of the Building and/or construction of additional improvements to provide permanent financing for the Building, or for the purpose of refinancing any such construction, acquisition, standing or permanent loan. Provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 14.1 without the prior written consent of Landlord and of the lender interested under each mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

14.2 Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not adversely affect Tenant's interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a mortgage affecting the Leased Premises.

14.3 Attornment. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a mortgage, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract

XV. EVENTS OF DEFAULT; REMEDIES OF LANDLORD AND TENANT

15.1 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 15.2:

(a) Tenant fails to pay any installment of Annual Rental or Additional Rent or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

(b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within thirty (30) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than thirty (30) days to complete, if Tenant fails to commence performance within the thirty (30) day period or fails diligently to pursue such cure to completion.

(c) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

15.2 Remedies. In the event of any material default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, re-enter and take possession of the Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the reasonable cost of recovering possession of the Premises, all reasonable costs of reletting, and all other reasonable costs and damages arising out of Tenant's default (excluding consequential damages), including reasonable attorneys' fees. Notwithstanding any re-entry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease; EXCEPT THAT in no event shall Tenant be liable for more than the amount that would have otherwise been due had Tenant exercised its early termination rights hereunder.

15.3 Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Annual Rental, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the prime rate of interest charged by First Security Bank of Utah, Salt Lake City, Utah. In addition thereto, if any such annual rental, additional rent, or other sum is not paid within ten (10) days after receipt of written demand, Tenant shall pay a sum of two percent (2%) of such unpaid amounts as a service fee. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.

XVI. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

16.1 Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord.
Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

16.2 Holding Over. Any holding over after the expiration of the term hereof or of any renewal term shall be construed to be a tenancy from month to month at such rates as Landlord may reasonably designate and on the terms herein specified so far as possible.

XVII. ATTORNEYS' FEES

In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for reasonable attorneys' fees, incurred therein by the successful party.

XVIII ESTOPPEL CERTIFICATE

18.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit "D", in recordable form (a) ratifying this Lease; (b) expressing the Commencement Date and termination date hereof; (c) certifying whether or not this Lease is in full force and effect and whether or not it has been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) whether or not all conditions under this Lease to be performed by Landlord have been satisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (f) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (g) the date to which rental has been paid; (h) the amount of security deposited with Landlord; and (i) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

18.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

XIX. SIGNS, AWNINGS, AND CANOPIES

Signs, awnings, and canopies are allowed as long as they are within local law and building codes.

XX. MISCELLANEOUS PROVISIONS

20.1 No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

20.2 Force Majeure. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's or Tenant's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service not related to Landlord's negligence, or acts of God.

20.3 No Waiver. Failure of either party to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by the waiving party.

20.4 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, and (b) if to Tenant, either at the Demised Premises or at any other current address for Tenant which is known to Landlord. Either party may designate such other address as shall be given by written notice.

20.5 Captions; Attachments; Defined Terms

(a) The captions to the Section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b) Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease and initialed by the parties shall be deemed to be incorporated in this Lease as though part thereof.

20.6 Recording. Tenant may record this Lease or a memorandum thereof with the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

20.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.8 Broker's Commissions. Each party represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify the other party against and hold it harmless from all liabilities arising from such claim, including any attorneys' fees connected therewith.

20.9 Tenant Defined: Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporation. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

20.10 Provisions Binding, Etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions.

20.11 Entire Agreement, Etc. This Lease and the Exhibits, Riders, the Business Agreement, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. All Exhibits, Riders, the Business Agreement, and/or Addenda mentioned in this Lease are incorporated herein by reference. Any Guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in Rider or Addenda is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Section or Paragraph.

20.12 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

20.13 Quiet Enjoyment. Landlord hereby warrants that Landlord (and no other person or corporation) has the right to lease the property and the Leased Premises, and that Tenant shall have peaceful and quiet use and possession of the Leased Premises without hindrance on the part of Landlord, and that Landlord shall warrant and defend Tenant and its successors and assigns in such peaceful and quiet use and possession against the claims of all persons or corporations whatsoever claiming by, under and through Landlord.

20.14 Option to Purchase.  Intentionally Deleted.

XXI.  COMMON AREA

21.1           Definition of Common Areas.  "Common Areas" means all areas, space, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as "Occupants") including without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).

21.2
License to Use Common Areas.  The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license.  If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction.  All Common Areas shall be subject to the exclusive control and management of Landlord.  Landlord shall have the right to construct, maintain, and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents, and employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking.  Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

21.3
Parking.  Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area.  Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.  Tenant shall have the right to designate at least 20 spaces as Iomega Reserved, and Tenant shall at all times have the right to at least 57.7% of the parking at the Building, hence 218 spaces.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the day first set forth above.

LANDLORD:	BOYER IOMEGA II, A UTAH LIMITED LIABILITY COMPANY, BY ITS MANAGING PARTNER, THE BOYER COMPANY, L.C.

By: /s/ Devon Glenn
Devon Glenn
COO and Manager

TENANT:                               IOMEGA CORPORATION

By: /s/ Jonathan S. Huberman
                                                                                                                Its: Chief Executive Officer

NOTARY

              STATE OF UTAH                          )

             COUNTY OF SALT LAKE           )

On this                              day of________, 2008, personally appeared before me H. Roger Boyer, who duly acknowledged to me that he executed the foregoing Lease as the CHAIRMAN AND MANAGER OF BOYER IOMEGA II, BY ITS MANAGING PARTNER, THE BOYER COMPANY, L.C., A UTAH LIMITED LIABILITY COMPANY.

My Commission Expires:

Notary Public
Residing at

On this                      ______ day of                                ______________, 2008, personally appeared before me, one of the signers of the foregoing Lease, who duly acknowledged to me that he executed the same.

My Commission Expires:

Notary Public
Residing at

RIDER

This Rider is attached and made part of the Lease between BOYER IOMEGA II, A UTAH LIMITED LIABILITY COMPANY, BY ITS MANAGING PARTNER THE BOYER COMPANY, L. C., (the "Landlord"), and IOMEGA CORPORATION dated January 1, 2008.1.Early Termination Option:

Tenant shall have the right to terminate for any reason with nine months written notice the space located on the second floor comprising 5,032 rentable square feet or shall also have the right to terminate the premises in its entirety, both on the first floor and second floor (51,924 sq. ft.). In no event shall such termination date be effective prior to the thirty-six month.  Upon exercising the option, tenant shall reimburse Landlord any unamortized improvement allowance actually spent and used by Iomega for the space being terminated (based on a 6 year straight-line amortization schedule), and the reduction in rent concession -- which totals $121,500 (calculated as the difference between Iomega's current rent of $12.35 NNN and the $11.00 NNN as per the former Lease based on 90,000 sq. ft.), or 9.69% of that sum in the event of a termination by Iomega just of the 5032 feet on the second floor (hence, $11,774).

2.           Article XXI  Signs, Awnings and Canopies:

Nothwithstanding anything contained to the contrary, Tenant shall be permitted to place signage on the exterior of the building.  In addition, Iomega shall be the only party permitted to place signage on the crown of the Building facing 1900 West.  Iomega’s signage must be approved by Landlord and must comply with all local laws and building codes.  The cost of designing, manufacturing, installing and maintaining the signage shall be at the sole cost to Tenant.  In no event will any other tenant receive more prominent signage in connection with the building than Iomega.  In the event that a second tenant leases 30,000 square feet or greater within the building, such tenant may receive Crown signage along with Iomega but not on the side of the building facing 1900 West.  Crown signage shall be limited to tenants leasing 30,000 square feet or greater within the building.

3.           Article IV  Additional Rent:

The scope of management services is defined below and reflects a 3% management fee charged by Landlord to administer such service.  The management fee is defined in Article 4.1(b).  Any additional services, not identified in the scope of management services, requested by Tenant, shall be subject to a discussion between Iomega and Landlord about whether such services properly warrant an increased management fee.  In no event shall the management fee exceed 4%.

4.           Advanced Notice:

Regardless of anything contained to the contrary, Landlord agrees in advance that neither an acquisition of Iomega by EMC Corp., nor the closing by Iomega of its purchase of ExcelStor and distribution of stock to Great Wall as announced on December 12, 2007, will cause any end to or termination of Iomega's rights under this lease.

EXHIBIT "A"

LEGAL DESCRIPTION OF PROPERTY

Lot 2, AMENDED PLAT OF WASATCH EXECUTIVE PARK, PHASE 1, according to the official plat thereof, on file in the office of the Weber County Recorder.

EXHIBIT "B"
PLANS OF LEASED

EXHIBIT B
FIRST FLOOR
46,891 s.f.

IOMEGA PHASE II
ROY EXECUTIVE PARK
ROY, UTAH
A1.1

PREMISES

EXHIBIT B
SECOND FLOOR
5,032 s.f.

ADMIN
6,289 sq.ft.
ADMIN
IOMEGA
BUILDING # 8
SECOND FLOOR
PROPOSED January 3, 2008
0 5 10 15 20 25 30 35 40
SCALE LINE
N

EXHIBIT "C"

Work Letter

Landlord shall contribute an Allowance of $233,655 for improvements made to the premises.  The Allowance is to be used to replace the carpet and repaint where needed within the Leased Premises.  In addition, the allowance is to be used to pay the cost of adding doors and vestibules on the first floor to accommodate multi-tenants in the building.  (See Exhibit C-1).  Landlord and Tenant agree that this sum for vestibules and other first floor accommodations for additional tenants shall not be spent unless and until a second tenant actually signs a lease for space at the Building.  Hence, Landlord shall set aside a sum (not to exceed $27,500) from the allowance of $233,655, which shall not be spent until a second tenant at the Building signs a lease (the “Retained Allowance”).  If no such second tenant signs a lease before the termination of this January 1, 2008 lease agreement, then within 30 days of termination of this lease, Landlord shall remit the Retained Allowance to Tenant.

The Allowance can also be used for any other reasonably necessary improvements such as repairing mill-work, bathroom tile, and or parking lot resurfacing.  Landlord shall be responsible for managing the construction of such improvements, after plans have been approved by both Landlord and Tenant.  Any costs exceeding the allowance of $233,655 shall be the sole cost to Tenant.  Tenant shall work with Landlord in the selection of building standard paint and carpet.

It is expressly understood that in the future, if the second floor is demised to accommodate multi-tenants that the cost of such work shall be the sole cost and responsibility of Landlord.

EXHIBIT C-1

STOR
153
STAIR
001
UP
CORRIDOR
103
MASSAGE
154
BREAK ROOM
156
ELEV. EQ.
104
JAN
157
ELEC
158
LOBBY
102
STOR
159
KITCHEN
160
HALL
172
2088 SQ FT
INTRV
173
INTRV
174
HALL
178
INTRV
176
LOBBY
101
WAITING
175

EXHIBIT "D"

ACKNOWLEDGMENT OF COMMENCEMENT DATE

AND TENANT ESTOPPEL CERTIFICATE

TO:                                                                           DATE:

RE:

Gentlemen:

The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your financing of the above-referenced property, and as an inducement therefor hereby confirms the following:

1.
That it has accepted possession and is in full occupancy of the Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is

2.
That the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.3.That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:4.That there are no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.

5.         That said rental payments commenced or will commence to accrue on
, and the Lease term expires
The amount of the security deposit and all other deposits paid to Landlord is
$

6.         That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except:

7.      That this letter shall inure to your benefit and to the benefit of your successors and   assigns, and shall be binding upon Tenant and Tenant's heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

The above statements are made with the understanding that you will rely on them in connection with the purchase of the above-referenced property.

                                                                                                                    Very truly yours,